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                                                                EXHIBIT 99

[LOGO]  REPUBLIC
        INDUSTRIES INC.
                                                450 East Las Olas Boulevard
                                                Suite 1200
                                                Fort Lauderdale, Florida 33301
                                                954-713-5200


FOR IMMEDIATE RELEASE                           Contacts: Michael Karsner
---------------------                                     (954) 713-5230

                                                          J. Ronald Castell
                                                          (954) 713-5355


        REPUBLIC INDUSTRIES COMPLETES ACQUISITION OF AUTONATION USA

        Ft. Lauderdale, Florida (January 16, 1997)--Republic Industries, Inc. (NASDAQ:RWIN) announced today that it had completed its previously announced acquisition of AutoNation USA. The announcement was made following a vote conducted at a Special Meeting of Shareholders in Ft. Lauderdale, Florida. According to the Company, of the shares voted, over 99.8% were cast in favor of the acquisition.

        AutoNation USA is developing a chain of Megastores for the sale of reconditioned-to-be-like-new vehicles in a customer-friendly environment. Prior to the acquisition by Republic, AutoNation was a privately-owned corporation.

        In connection with this transaction Republic issued approximately 17.5 million shares of common stock.

        Republic is a diversified company operating in the automotive, solid waste, electronic security and out-of-home advertising industries.



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